Exhibit 10.11
May 1, 2005
First Data Merchant Services Corporation
1307 Walt Whitman Road,
Melville, New York 11747
Attn: Anthony Lucatuorto

Re:	Letter Agreement regarding Asset Purchase Agreement and Service Agreement.
Dear Anthony:
     This Letter Agreement is with respect to the Asset Purchase Agreement dated as of December 27, 2004 among iPayment, Inc. (“IPMT”), iPayment Acquisition Sub LLC (along with IPMT, hereinafter referred to as the “Buyer”), First Data Merchant Services Corporation (“FDMS”) and Unified Merchant Services (along with FDMS, hereinafter referred to as the “Seller”) (the “Asset Purchase Agreement”), and the Service Agreement dated December 27, 2004 between FDMS and IPMT (the “Service Agreement”).
Pursuant to discussions to date, with respect to the Asset Purchase Agreement and the Service Agreement, the parties agree as follows:
1.	The Buyer will return to the Seller those Merchants listed on Schedule A hereto (the “Returned Merchants”) effective as of May 1, 2005 (the “Effective Date”). As of the Effective Date, ownership of the Returned Merchants shall revert back to the Seller and any and all rights, liabilities, or obligations transferred to the Buyer relating to such Returned Merchants shall transfer back to the Seller.

2.	As of the Effective Date, the Seller shall not be charged any fees for any activity whatsoever by the Returned Merchants pursuant to the Service Agreement or any other agreement between the parties.

3.	The parties agree that Section 4.4 of the Service Agreement is hereby replaced with the following:
“In Processing Year 1, Customer shall pay FDMS for processing services sufficient to generate aggregate Processing Fees at least equal to Nine Million dollars ($9,000,000) (the “Year 1 Minimum Processing Fee”). In Processing Year 2, Customer shall pay FDMS for processing services sufficient to generate aggregate Processing Fees at least equal to Seventy Percent (70%) of the Year 1 Minimum Processing Fee. In each Processing Year after Processing Year 2, Customer will require and shall pay FDMS for processing services sufficient to generate aggregate Processing Fees at least equal to seventy percent (70%) of the Processing Fees paid during the immediately preceding Processing Year (the “Minimum Processing Fees”). FDMS shall calculate the total Processing Fees paid by Customer in respect of Services performed during each Processing Year (the “Total Annual Processing Fees”) within ninety (90) days after the end of each Processing Year and will, after ten (10) days written notice to Customer, draw upon Customer’s account pursuant to Section 4.5 of this Agreement for the amount, if any, by which the Year 1 Minimum Processing Fees or the Minimum Processing Fees, as applicable, for the Processing Year exceed the Total Annual Processing Fees for the Processing Year. For the avoidance of doubt and based on economic assumptions material to each party underlying this transaction, Customer and FDMS expressly agree that Customer shall pay FDMS Processing Fees each Processing Year in an amount at least equal to the Year 1 Minimum Processing Fee or the Minimum Processing Fees, as applicable, until this Agreement is terminated by Customer solely pursuant to the provisions of Section 9.2 of this Agreement or until FDMS terminates this Agreement and invokes compensatory payments pursuant to Section 9.4 of this Agreement.”
4.	The parties agree that as of the Effective Date, Exhibit B to the Service Agreement shall be amended to include a new Section I.(g) to read as follows: *

5.	Except as agreed to herein, all terms of the Asset Purchase Agreement and the Service Agreement shall remain in full force and effect. Any capitalized terms included in this Letter Agreement that are not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement or Service Agreement, as applicable.

*	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

        If you are in agreement with the above, we ask that you please sign below as indicated.

/s/ Carl Grimstad Carl Grimstad, on behalf of
iPayment, Inc. and
iPayment Acquisition Sub LLC

Acknowledged, accepted and agreed to by:

First Data Merchant Services Corporation		Unified Merchant Services

By:	/s/ Brian Seims	By:	/s/ Deanna Kosse

Its:	Brian Seims	Its:	Deanna Kosse
Dated:	10/26/05	Dated:	10/20/05

Schedule A
*

*	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.